UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 May 17, 2006

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-7955	41-0950791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On May 17, 2006, Mentor Corporation ("Mentor") entered into a definitive Purchase Agreement (the "Purchase Agreement") with Coloplast A/S ("Coloplast").  The Purchase Agreement provides that, subject to the terms and conditions in the Purchase Agreement, Coloplast will purchase Mentor's surgical urology and clinical and consumer healthcare business segments (collectively, the "Urology Business") for total consideration of $463,225,000 (the "Transaction"), of which $456,137,500 will be in cash and the remainder of which consists of the value of certain foreign tax credits that Mentor expects to realize arising from the transaction prior to the close.

The Purchase Agreement contains customary representations and warranties, covenants by Mentor regarding the operation of its business between the date of signing of the Purchase Agreement and the date of the closing of the Transaction, and indemnification provisions whereby each party agrees to indemnify the other for breaches of representations and warranties, breaches of covenants and other matters, with Mentor's liability for breaches of representations and warranties generally limited to 15% of the purchase price.  The Purchase Agreement also provides for the establishment of an escrow fund of $10 million, to be withheld from the purchase price, to secure Mentor's indemnification obligations with respect to any breaches of its representations and warranties for a period of 18 months.  In addition, the Purchase Agreement provides that Mentor will not enter into or engage in a business that competes with the Urology Business, on a worldwide basis, for a period of seven years following the closing of the Transaction.  These restrictions on competition do not apply to (1) the development, manufacture or sale of any oral pharmaceuticals or any product or treatments involving dermal fillers or other bulking agents or toxins, including botulinum toxins or (2) any businesses acquired and operated by Mentor or its affiliates for so long as such businesses generate less than $5,000,000 in aggregate annual revenues from any competing business.  These restrictions on competition terminate upon a change of control of Mentor.

The Transaction is subject to customary closing conditions, including those relating to accuracy of representations and warranties, compliance with covenants, absence of a material adverse change of the Urology Business, and the receipt of required regulatory approvals.  The Transaction is expected to close in June 2006.

The joint press release issued by Mentor and Coloplast announcing the signing of the Purchase Agreement is filed as Exhibit 99.1 hereto.

The statements in this report related to the closing of the Transaction, including the expected closing date and the expected realization of the value of foreign tax credits are forward-looking statements within the meaning of the federal securities laws.  These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time.  Such information is subject to change, and we will not necessarily inform you of such changes.  These statements are not a guarantee of future results and are subject to risks, uncertainties and assumptions that are difficult to predict, including the risk that Mentor and Coloplast will not complete the transaction, that required regulatory approvals will not be obtained, that the consummation of the transaction is delayed or that Mentor is unable to realize the value of the foreign tax credits.  Mentor undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

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Item 9.01          Financial Statements and Exhibits.

            (d)        Exhibits.

Exhibit No.	Exhibit Title or Description
99.1	Joint Press Release Issued by Mentor Corporation and Coloplast A/S, dated May 17, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Corporation

Date: May 23, 2006	By:	/s/Loren L. McFarland
Loren L. McFarland
Chief Financial Officer
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Exhibit Index

Exhibit No.	Exhibit Title or Description
99.1	Joint Press Release Issued by Mentor Corporation and Coloplast A/S, dated May 17, 2006
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